UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2009

TREE TOP INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-10210	83-0250943
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

840 North Hollywood Way, Second Floor, Burbank, California			91505
(Address of principal executive offices)			(Zip Code)

	Registrant's telephone number, including area code:	(775) 261-3728

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On August 12, 2009, Tree Top Industries, Inc. (the “Company”) completed a stock exchange with BioEnergy Applied Technologies Inc., a Nevada corporation (“BAT”), BioEnergy Systems Management Inc. (“Bio”), Wimase Limited (“Wimase”) and Energetic Systems Inc., LLC (“Energetic” and together with Bio and Wimase, the “Stockholders”).  The Company acquired all of the issued and outstanding shares of BAT.  BAT is now a wholly-owned subsidiary of the Company. The Company issued 3,500,000 shares of its common stock, par value $.001 per share (the “Common Stock”), to the Stockholders in exchange for the transfer of all of the issued and outstanding shares of common stock of BAT (“BAT Stock”) by the Stockholders.

Neither the Company nor any affiliate of the Company has had any prior material relationship with BAT.

BAT is the originator and incubator of environmentally friendly technologies useful in the areas of energetic materials, chemicals and chemical processes, gasification, and the safe and novel destruction of biological and other hazardous wastes.

The Company has been focused on the incubation growth and commercialization of novel technology platforms designed to address the fundamental limitations of many of today’s technologies and businesses.  The Company and the newly announced acquisition will seek to provide key technologies to the biofuels sector, designed to help make biofuels more cost effective and of a higher quality.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

To be provided.

(b) Pro forma financial information.

To be provided.

(d) Exhibits.

99.1 Press release of Tree Top Industries, Inc., dated August 13, 2009.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 12th, 2009	TREE TOP INDUSTRIES, INC.

	By:	David Reichman
David Reichman, Chairman of the Board,
Chief Executive Officer, and Chief Financial Officer